Dated   May 31, 2016

UNWIND AGREEMENT relating to ALPHAPOINT TECHNOLOGY, INC, STRATEGY TO REVENUE, INC., STRATEGY TO REVENUE, LTD., and RODNEY JONES, MATTHEW DOWNES and others

UNWIND-STR/APPO

THIS AGREEMENT is made this 25th day of May, 2016 (the “Closing Date”).

BETWEEN

ALPHAPOINT TECHNOLOGY, INC. a Delaware corporation whose principal office is at 6371 Business Blvd,, Suite 200, Sarasota, Florida 34240 (the "APPO");

The several individuals whose names and addresses are set out in Schedule 1 (together the "Shareholders"; individually the “Shareholder”);

STRATEGY TO REVENUE, LIMITED, a company incorporated and registered in England and Wales with STR number 06722964 whose registered office is at 3 Wesley Gate, Queens Road, Reading, Berkshire RG1 4AP (the “STR”); and

STRATEGY TO REVENUE, INC., a Florida corporation whose principal office is at 6371 Business Blvd, Suite 200, Sarasota, Florida 34240 (“STRUS”).

Individually each of the above is a Party; collectively they are referred to as the “Parties.”

RECITALS

WHEREAS, on or about September 23, 2015 the Parties executed a Share Exchange Agreement and other agreements (the “Share Exchange Transaction”) for the exchange of shares between APPO and the Shareholders and the acquisition of STR by APPO.

WHEREAS, the Parties believe that as the benefits of the Share Exchange Transaction have not been realized, the Parties have agreed to Unwind the Share Exchange Transaction such that APPO relinquishes any claim to STR and to the STR Shares, subject to payment of a New Promissory Note; the STR Shareholders surrender and relinquish any claim to all of the APPO shares; all director appointments to either STR, STRUS or APPO are rescinded, and each of the Share Exchange Transaction Agreements as signed is now null and void.

OPERATIVE PROVISIONS:

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this Agreement.

“Agreement”	this Unwind Agreement including the Schedules and the New Promissory Note.
“Affiliate”	a partner, agent, assign, heir, officer, director, employee, executor, and attorney of any Party.
“APPO Shares”	the 53,163,265 shares of APPO issued to the Shareholders under the 2015 Share Exchange Agreement, as defined below.
"Business Day"	a day other than a Saturday, Sunday or public holiday in England or the United States when banks are open for business.
"Claim"	a claim for breach of any of the Warranties.
"Closing"	completion of the sale and purchase of the STR Shares in accordance with this Agreement.
"Closing Date"	the date of Closing.
"Effective Date"	31 May 2016.
“Employment Contract”	contract signed by employees referring to terms of employment by APPO related to STR or STRUS.
“Intercompany Payables”	amounts owed by APPO, STR, or STRUS to APPO, STR or STRUS.
“New Promissory Note”	a promissory note and security agreement executed on the same date as the Agreement under which STR and STRUS owe US$130,000 to APPO.
"2015 Promissory Note"	a promissory note dated 14 October 2015 under which APPO promised to pay US$900,000 to the Shareholders.
"The Unwind"	the form of this transaction to return of STR and APPO to their positions prior to September 23, 2015.
"STR Shares"	the 1,176,471 Series A shares of £0.10 each in STR, all of which have been issued, are fully paid, and are currently held by APPO.
"2015 Share Exchange Agreement"	an agreement dated 23 September 2015 made between APPO, Shareholders and STR for the acquisition of STR by APPO.
"Warranties"	the warranties set out in clause 4.

1.2

The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.3

This Agreement shall be binding on and enure to the benefit of, the parties to this Agreement and their respective successors and permitted assigns, and references to a Party shall include that Party and its successors and permitted assigns.

1.4

A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.

1.5

References to a document in agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.

The Unwind

2.1

APPO shall return all of the 1,176,471 STR Shares to STR, subject to the terms of the New Promissory Note; and STR and STR Shareholders agree to surrender their 58,163,265 APPO shares and to cancel the 2015 Promissory Note for $900,000.

2.2

In addition, as part of this transaction STR will:

2.2.1

Assume ownership and responsibility for all assets and liabilities for STR and STRUS.

2.2.2

Cancel the intercompany payables of $656,781 due from APPO to STR.

2.2.3

Pay APPO $130,000 for the outstanding payables of APPO incurred by

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APPO up until the Effective Date, pursuant to the New Promissory Note.

2.3

Closing shall take place on the Closing Date at such place as the parties agree in writing.

2.4

At Closing, APPO and Shareholders shall comply with their obligations in Schedule 2.

2.5

No Further Ownership Rights.

2.5.1

From and after the Closing Date, the Shareholders shall cease to have any rights with respect to APPO, the APPO Shares, including the rights to any warrants or other form of equity, and any of APPO’s (and its Affiliates’) properties.

2.5.2

From and after the Closing Date through receipt of last payment under the New Promissory Note in paragraph 2.1 above, APPO and its Affiliates shall retain all rights with respect to ownership of STR’s shares, including the rights to any warrants or other form of equity.

2.5.3

Upon receipt of the final payment under the New Promissory Note in paragraph 2.1 above, APPO and its Affiliates shall cease to have any rights with respect to STR, STRUS, STR’s shares, and STRUS Shares, including the rights to any warrants or other form of equity, and any of STR’s or STRUS’s (and their Affiliates’) properties.

2.6

This Agreement (other than obligations that have already been fully performed) remains in full force after Closing.

Warranties

3.1

APPO warrants to the Shareholders, STR, and STRUS, that each Warranty is true,  and not misleading on the date of this Agreement, as follows:

3.1.1

APPO has the requisite power and authority to enter into and perform this Agreement and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on APPO in accordance with their respective terms.

3.1.2

The execution and performance by APPO of this Agreement and the documents referred to in it will not breach or constitute a default under APPO's constitution, or any agreement, instrument, order, judgment or other restriction which binds APPO.

3.1.3

The STR Shares, as defined in 1.1, above, constitute the whole of the allotted and issued share capital of STR and are fully paid, or credited as fully paid.

3.1.4

APPO is the sole legal and beneficial owner of the STR Shares and is entitled to transfer the legal and beneficial title to the STR Shares to the Shareholders free from all Encumbrances, without the consent of any other person.

3.1.5

No person has any right to require at any time the transfer, creation, issue or allotment of any share, loan capital or other securities of STR (or any rights or interest in them), and no person has agreed to confer or has claimed any such right.

3.1.6

APPO has not granted any encumbrance to any person or otherwise exists

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affecting the STR Shares or any unissued shares, debentures or other unissued securities of STR or STRUS, and has not given a commitment to create any such Encumbrance, nor has any person claimed any such rights.

3.1.7

All accounting, financial and other records of STR and STRUS (including their respective statutory books and registers):

3.1.7.1

have been properly prepared and maintained, since 24 September 2015 through 31 December 2015 and as far as APPO is aware up until the Effective Date;

3.1.7.2

constitute an accurate record of all matters required by law to appear in them, and (in the case of STR) comply with any applicable requirements of the Companies Act 2006 as far as APPO is aware;

3.1.7.3

do not contain any material inaccuracies or discrepancies,  as far as APPO is aware and

3.1.7.4

are in the possession of STR or STRUS, and its Accounting and Financial services Agents

3.1.8

As far as APPO is aware, all taxation (whether of the UK or elsewhere), for which STR and/or STRUS has been liable to account, has been duly paid (insofar as such taxation ought to have been paid) or provided for in the relevant accounts as at 31 December 2015.

3.1.9

As far as APPO is aware, each of STRUS and STR have, within applicable time limits, kept and maintained complete and accurate records, invoices and other information in relation to taxation as each is required or is prudent to keep and maintain. Such records, invoices and information form part of tax accounting arrangements that enable the tax liabilities of STR and STRUS to be calculated accurately in all material respects, as at 31 December 2015.

3.1.10

STR, as far as APPO is aware, and STRUS have complied within applicable time limits with all notices served on them and any other requirements lawfully made of them by any Taxation Authority

3.1.11

All information given by or on behalf of APPO to the Shareholders (or its agents or advisers) in the course of the negotiations leading up to this Agreement, was when given, and is now, true, materially accurate and complete.

3.1.12

APPO has provided all information to the Shareholders concerning STR and STRUS that a reasonable Shareholder would expect to be provided with and all information provided is true, materially accurate and not misleading.

3.2

Each of the Shareholders, STR, and STRUS warrant to APPO that each Warranty is true, and not misleading on the date of this Agreement, as follows:

3.2.1

The Shareholder, STR, and STRUS have the requisite power and authority to enter into and perform this Agreement and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on APPO in accordance with their respective terms.

3.2.2

The execution and performance by the Shareholders, STR, and STRUS of this Agreement and the documents referred to in it will not breach or constitute a default under any agreement, instrument, order, judgment or

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other restriction which binds the Shareholder, STR, and STRUS.

3.2.3

The APPO Shares constitute the entire shares of APPO the Shareholders received pursuant to the 2015 Share Exchange Agreement.

3.2.4

The Shareholder is the sole legal and beneficial owner of its share of the APPO Shares and is entitled to transfer the legal and beneficial title to its share of the APPO Shares to APPO free from all Encumbrances, without the consent of any other person.

3.2.5

No person has any right to require at any time the transfer, creation, issue or allotment of any share, loan capital or other securities of APPO (or any rights or interest in them), and no person has agreed to confer or has claimed any such right.

3.2.6

No Encumbrance has been granted to any person or otherwise exists affecting the APPO Shares or any unissued shares, debentures or other unissued securities of APPO, and no commitment to create any such Encumbrance has been given, nor has any person claimed any such rights.

3.2.7

Each of STR and STRUS:

3.2.7.1

does not own, and has not agreed to acquire, any shares, loan capital or any other securities or interest in any STR (save as set out in this Agreement); and

3.2.7.2

have not, at any time, had any subsidiaries or subsidiary undertakings (within the meaning of section 1162 of the Companies Act 2006).

3.2.8

All accounting, financial and other records of STR and STRUS (including their respective statutory books and registers):

3.2.8.1

have been properly prepared and maintained, since 24 September 2015 through 31 December 2015 and as far as the Shareholder is aware up until the Effective Date

3.2.8.2

constitute an accurate record of all matters required by law to appear in them, and (in the case of STR) comply with any applicable requirements of the Companies Act 2006 as far as the Shareholder is aware

3.2.8.3

do not contain any material inaccuracies or discrepancies,  as far as the Shareholder is aware and

3.2.8.4

are in the possession of STR or STRUS, and its Accounting and Financial services Agents

3.2.9

All taxation (whether of the UK or elsewhere), for which STR and/or STRUS has been liable to account, has been duly paid (insofar as such taxation ought to have been paid) or provided for in the relevant accounts as at 31 December 2015

3.2.10

Each of STRUS and STR have, within applicable time limits, kept and maintained complete and accurate records, invoices and other information in relation to taxation as each is required or is prudent to keep and maintain. Such records, invoices and information form part of tax accounting arrangements that enable the tax liabilities of STR and STRUS to be

UNWIND-STR/APPO

calculated accurately in all material respects.

3.2.11

STR and STRUS, as far as the Shareholders are aware,  have complied within applicable time limits with all notices served on them and any other requirements lawfully made of them by any Taxation Authority

3.2.12

All information given by or on behalf of the Shareholders to APPO (or its agents or advisers) in the course of the negotiations leading up to this Agreement, was when given, and is now, true, materially accurate and complete.

3.3

Each of the Warranties is separate and, unless expressly provided otherwise, is not limited by reference to any other Warranty or any other provision in this Agreement.

3.4

Without prejudice to the either the Shareholders’, STR’s, STRUS’s, or APPO’s right to claim on any other basis, or to take advantage of any other remedies available to him, her, or it, if any Warranty is breached or proves to be untrue or misleading, the defaulting party shall pay to the non-defaulting party within 30 days of  demand:

3.4.1

the amount necessary to put APPO, STR, or STRUS into the position it would have been in if the Warranty had not been breached or had not been untrue or misleading;

3.4.2

all costs and expenses (including, without limitation, damages, legal and other professional fees and costs, penalties, expenses and  whether arising directly or indirectly) incurred by the non-defaulting party and/or the Shareholder, APPO, STR and/or STRUS as a result of such breach, or of the Warranty being untrue or misleading; and

3.4.3

if any sum payable under clause 3.4.1 or clause 3.4.2 is subject to tax in the hands of the non-defaulting party, the additional amount required to ensure that the net amount received by the non-defaulting party is the amount that the non-defaulting party would have received if the payment was not subject to tax.

3.4.4

In the case of a disputed claim, both parties will agree to mediation to settle a dispute

Indemnity and Mutual Release

5.1

Mutual Release. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, malfeasance, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the 2015 Share Exchange Agreement, this Unwind Agreement, and the Employment Agreements.

4.1.1

Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

4.2

Non-Disparagement. Each Party hereby agrees on behalf of itself and its Affiliates that neither Party will make any statement that is disparaging about the others, any of its

UNWIND-STR/APPO

officers, directors, shareholders, or employees including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of APPO, Shareholder, STR or STRUS.  Each Party further agrees that they will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of APPO, Shareholder, STR or STRUS or any of their respective officers, directors, shareholders or employees. Each Party hereby agrees that each Party or any of their officers, directors, or shareholders, will not make any statement that is disparaging about the any other Party.  Each Party and their officers, directors, or shareholders further agree that they and their officers will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of any other Party.

4.3

Indemnification. Each Party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon another Party arising out of or relating to (i) any failure or breach by the Party to perform any of its covenants, agreements or obligations under the 2015 Share Exchange Agreement, this Unwind Agreement, and the Employment Agreements, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Party contained in this Unwind Agreement or in any Schedule delivered in connection with this Unwind Agreement.

Confidentiality and announcements

During the months leading up to September 23, 2015 and through the date of this Closing, the Parties have obtained certain confidential and proprietary information regarding each other’s operations.  Each Party shall agree to maintain as confidential all confidential information obtained as provided in the Mutual Nondisclosure Agreement, attached hereto as Schedule 3.

Further assurance

At its own expense, each party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the other parties may require from time to time for the purpose of giving full effect to this Agreement.

Assignment

Neither party shall assign, mortgage, charge, declare a trust of, or deal in any other manner with any or all of its rights and obligations under this Agreement without the prior written consent of the other party.

Entire agreement

This Agreement (together with the documents referred to in it) constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

Variation and waiver

9.1

No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

9.2

No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further

UNWIND-STR/APPO

exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by law is only effective if it is in writing.

9.3

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

Notices

10.1

A notice given to a party under or in connection with this Agreement shall be in writing and shall be delivered by hand, or sent by pre-paid first class air-mail post or another delivery service, in each case to that party's registered office, or sent by fax to that party's main fax number (or to such other address or fax number as that party may notify to the other party in accordance with this Agreement).

10.2

Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause 11 have been satisfied) if delivered by hand, at the time the notice is left at the address, or if sent by fax, at the time of transmission, or if sent by post on the fifth Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

10.3

This clause 11 does not apply to the service of any proceedings or other documents in any legal action.

Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

Third party rights

A person who is not a party to this Agreement shall not have any rights to enforce any term of this Agreement.

Governing law and jurisdiction

13.1

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the United Kingdom, Florida, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.2

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Share Exchange Agreement may be brought against any of the Parties in the courts of the State of Florida, County of Sarasota, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

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***SIGNATURE PAGES FOLLOW***

UNWIND-STR/APPO

IN WITNESS WHEREOF, the Parties hereto have executed this Unwind Agreement on as of the date first above written.

ALPHAPOINT TECHNOLOGY, INC. /s/ GARY MACLEOD
By:	Gary Macleod
Its:	Chief Executive Officer

Strategy to Revenue, Inc. /s/ DOMINIC JONES
By:	Dominic Jones
Its:	President and CEO

Strategy to Revenue, Ltd. /s/ RODNEY JONES
By:	Rodney Jones
Its:	Chairman

Former Strategy to Revenue, Ltd SHAREHOLDERS: /s/ RODNEY JONES
Signed by RODNEY JONES
/s/ MARTIN DEAN
Signed by MARTIN DEAN
/s/ MATTHEW DOWNES
Signed by MATTHEW DOWNES
/s/ MARK SAVINSON
Signed by MARK SAVINSON
/s/ PETER WESTON
Signed by PETER WESTON
/s/ ROBERT FOX
Signed by ROBERT FOX
/s/ DOMINIC JONES
Signed by DOMINIC JONES
/s/ SUSAN JONES
Signed by SUSAN JONES
/s/ FRED NELSON
Signed by FRED NELSON
/s/ JANE MANNING
Signed by JANE MANNING
/s/ PETER SMITH
Signed by PETER SMITH
/s/ PAUL FOOKS
Signed by PAUL FOOKS
/s/ PHILIP NUTT
Signed by PHILIP NUTT
/s/ KAI DEAN
Sig ned by KAI DEAN

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Schedule 1

Shareholders

Shareholder	Address	Series A Shares to be acquired	Percentage ownership
Rodney Jones	23 Knottocks Drive, Knotty Green, Beaconsfield HP9 2AH. UK.	214,706	18.2
Martin John Dean	3 Rayner Drive, Reading RG2 9FB. UK.	214,706	18.2
Matthew Steven Downes	30 Cowper Road, Harpenden AL5 5NG. UK.	214,706	18.2
Mark H Savinson	39 Chapel Lane, Hale Barns, Cheshire WA15 0AJ. UK.	75,412	6.4
Peter Weston	The Old Post Office, 1 The Square, Ducklington. Nr Witney. OX29 7UB. UK.	151,177	12.8
Robert J Fox	3122 East Wood Valley Road NW, Atlanta, GA 30327, USA	106,118	9.0
Dominic Paul Jones	713 Treasure Boar Way, Sarasota, Florida 34242, USA.	117,647	10.0
Susan Jones	23 Knottocks Drive, Knotty Green, Beaconsfield HP9 2AH. UK	43,529	3.7
Fred Nelson	9 Cherry Tree Close, Wortham, Diss, IP22 1QR. UK	10,824	0.9
Jane A Manning	25 Barton Road, Langley. Slough. Berkshire. SL3 8DF. UK.	5,529	0.5
Peter D Smith	13 Owlsmoor Road, Sandhurst. Berkshire. GU47 0ST. UK.	5,529	0.5
Paul J Fooks	Pine Trees, Flowers Hill, Pangbourne. Reading Berkshire. RG8 7BD. UK.	5,529	0.5
Philip C Nutt	353 Farnborough Road, Farnborough. Surrey. GU14 8AY. UK.	5,529	0.5
Kai R Dean	4 Nave Road, Stoke, Stoke on Trent. Staffordshire. ST4 5BT	5,529	0.5
Total		1,176,471	100%

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Schedule 2

Closing and post-Closing Obligations

1

Closing

1.1

At Closing, and subject to the Shareholders, STR, and STRUS complying with Clauses 1.2 and 1.3, below, APPO shall deliver to the Shareholders:

1.1.1

the written resignation, in agreed form, of Geoffrey Bicknell from his office with STR;

1.1.2

all title deeds and other documents relating to STR that are in the possession of APPO or its representatives;

1.1.3

written confirmation of the writing-off or setting-aside of all and any outstanding sums payable by STR and/or STRUS to APPO save for the outstanding payables referred to in paragraph 3.1 below;

1.1.4

any papers or other documents relating to STR that are in APPO's possession; and

1.1.5

signed resolutions, in agreed form, of the Unanimous Written Consent of the Board of Directors of APPO approving the execution and delivery of this Agreement and any other documents to be delivered by APPO at Closing pursuant to paragraph 2 of this Schedule 2 .

1.2

At Closing, and subject to APPO complying with Clauses 1.1 above and 1.3 below, the Shareholders shall:

1.2.1

set off the balance of US$900,000 of the Purchase Price against the US$900,000 payable by APPO to the Shareholders under the Promissory Note;

1.2.2

cancel the intercompany accounts payable not accounted for prior to Closing;

1.2.3

deliver to APPO the original signed Promissory Note dated 15 October 2015 under which APPO promised to pay US$900,000 to STR and Shareholders for destruction;

1.2.4

Deliver to APPO, the New Promissory Note and security agreement under which the Shareholders promise to pay US$130,000 to APPO and for which APPO shall retain possession of the STR Shares (as security) until the New Promissory Note is paid in full.

1.2.5

deliver to APPO their instructions to Island Stock Transfer to return to APPO the APPO Shares issued to them constituting all of the APPO common stock owned by the Shareholders and or their assigns, along with medallion guaranteed (if residing in US) or notarized stock powers;

1.2.6

deliver to APPO copies of the registers, minute books and other records required to be kept by STR under the Companies Act 2006, in each case properly written up as at the Closing Date, together with the common seal (if any), certificate of incorporation and any certificates of incorporation on change of name relating to STR;

1.2.7

deliver to APPO copies of bank statements for each of STR's bank accounts, showing the balances at the close of business on the Business Day before Closing; and

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1.2.8

deliver to APPO copies of Board minutes, in agreed form, of STR approving the execution and delivery of this Agreement and any other documents to be delivered by the Shareholders at Closing pursuant to paragraph 2 of this Schedule 2 .

1.3

In connection with STRUS:

1.3.1

APPO shall deliver to STR title to STR Inc, the registers, minute books and other records required to be kept by STRUS, in each case properly written up as at the Closing Date, together with the common seal (if any), certificate of incorporation and any certificates of incorporation on change of name relating to STRUS that are in APPO's possession;

1.3.2

Geoffrey Bicknell and Gary McLeod shall deliver their written resignations, in agreed form, as directors of STRUS;

1.3.3

Geoffrey Bicknell shall deliver his written resignation, in agreed form, as CFO of STRUS;

1.3.4

APPO shall deliver to STRUS all other documents relating to STRUS that are in APPO's possession;

1.3.5

APPO shall deliver to STRUS, bank statements for each of STRUS’s bank accounts, showing the balances at the close of business on the Business Day before Closing that are in APPO's possession;

1.3.6

APPO shall deliver to STRUS any papers or other documents relating to STRUS that are in APPO's possession;

1.3.7

APPO shall deliver to STR signed minutes, in agreed form, of the board meeting held by STRUS pursuant to paragraph 2 of this Schedule 2 ;

1.3.8

All existing Employment Contracts between APPO, STRUS and the following individuals: Gary Macleod, Geoffrey Bicknell, Matthew Downes, Dominic Jones, James Ninivaggi, Mark Savinson, Martin Dean, Robert Fox, Gerald Letendre will be cancelled; and

1.3.9

Any intercompany accounts payable not accounted for prior to Closing shall be cancelled.

2

Closing board meeting

2.1

APPO shall present a Unanimous Written Consent of APPO’s Board of Directors, approving and ratifying the following:

2.1.1

The execution and delivery of this Unwind Agreement and any other documents to be delivered by APPO at closing;

2.1.2

Declaring as null and void, the Employment Contracts between APPO, STRUS and the following Employees: Gary Macleod, Geoffrey Bicknell, Matthew Downes, Dominic Jones, James Ninivaggi, Mark Savinson, Martin Dean, Robert Fox, Gerald Letendre;

2.1.3

Obtaining signatures of the Employees on the Mutual Rescission of Employment Agreements pursuant to Schedule 4 acknowledging and agreeing to voiding the Employment Contracts; and

2.1.4

Cancelling any intercompany payables not accounted for prior to Closing.

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2.2

STR shall hold a board meeting at Closing approving and ratifying the following.

2.2.1

The execution and delivery of this Unwind Agreement and any other documents to be delivered by APPO at closing;

2.2.2

Declaring as null and void the Promissory Note dated 15 October 2015 under which APPO promised to pay US$900,000 to “STR and Shareholders”, along with signatures of the purported Shareholders acknowledging and agreeing to the cancellation of the Promissory Note.

2.2.3

Cancelling any intercompany payables not accounted for prior to Closing

2.3

STRUS shall cause a board meeting at Closing approving and ratifying the following:

2.3.1

The execution and delivery of this Unwind Agreement and any other documents to be delivered by APPO at closing;

2.3.2

Declaring as null and void, the Employment Contracts between APPO, STRUS and the following Employees: Gary Macleod, Geoffrey Bicknell, Matthew Downes, Dominic Jones, James Ninivaggi, Mark Svainson, Martin Dean, Robert Fox, Gerald Letendre;

2.3.3

Obtaining signatures of the Employees on the Mutual Rescission of Employment Agreements pursuant to Schedule 4 acknowledging and agreeing to voiding the Employment Contracts; and

2.3.4

Cancelling any intercompany payables not accounted for prior to Closing.

3

Post-Closing

3.1

Pursuant to the New Promissory Note, the Shareholders shall pay the outstanding payables in the sum of US$130,000, with the first payment of $20,000 due on the Closing Date, the second payment of $20,000 due the following week, and then four equal monthly instalments of $20,000 to be paid on before the last day of the month, beginning with the month of June and one payment of $10,000 to paid on or before October 31, 2016. Full payment of the $130,000, shall be the full and final settlement of all balances outstanding between APPO and STR and APPO and STRUS.

3.2

On each instalment payment of the outstanding payables described in 3.1, above, APPO shall transfer a proportional amount of the STR Shares, in agreed form, executed by APPO in favour of each Shareholder.

3.3

Upon payment of the last instalment payment described in 3.1, all the share certificates for the STR Shares or an indemnity, in agreed form, for any lost certificates shall be returned to the Shareholders.

3.4

The Shareholders shall procure the provision to APPO of all financial information reasonably required by APPO relating to STR and STRUS for the period up to and including the Effective Date.

3.5

As soon as possible following Closing, the parties shall procure the removal of Geoffrey Bicknell from STR’s bank mandates and the removal of Geoffrey Bicknell and Gary McLeod from STRUS’s bank mandates.

3.6

STR undertakes to provide financial information and assistance in the filing of the results of STR up to the Effective Date. The reporting will involve the second quarter for two months April and May 2016, and also the 2016 year-end audit and statutory, tax and Securities and Exchange Commission reporting.

UNWIND-STR/APPO

Schedule 3

MUTUAL CONFIDENTIAL NONDISCLOSURE AGREEMENT

This Mutual Confidential Nondisclosure Agreement (the “NDA”) is made this 25th day of May, 2016 (the “Closing Date”), by and among AlphaPoint Technology, Inc., a Delaware corporation (“APPO”), Strategy to Revenue, Inc., a Florida corporation (“STRUS”), Strategy to Revenue, Limited, a company incorporated and registered in England and Wales (“STR”), and the former Shareholders of STR: Rodney Jones, Martin Dean, Matthew Downes, Mark Savinson, Peter Weston, Robert Fox, Dominic Jones, Susan Jones, Fred Nelson, Jane Manning, Peter Smith, Paul Fooks, Philip Nutt, Kai Dean (the “STR Shareholders”) (each hereinafter referred to as a “Party” and collectively referred to as the “Parties”).

RECITALS

WHEREAS, on or about September 23, 2015, the Parties executed a Share Exchange Agreement and other agreements, for the exchange of shares between APPO and the STR Shareholders and the acquisition of STR by APPO.

WHEREAS, pursuant to the Agreements, STR Shareholders pledged all of the stock of STR to APPO, and APPO issued 53,163,265 shares of APPO Stock to the STR Shareholders.

WHEREAS, the STR Shareholders wish to re-acquire their STR stock such that APPO relinquishes any claim to the STR Shares and the STR Shareholders agree to surrender all of their Shares of APPO.

WHEREAS, APPO is a public company, fully reporting with the Securities and Exchange Commission (“SEC”) and quoted on the on the OTC Markets OTCQB service under the symbol “APPO”.  Any attempts to acquire or dispose of stock in APPO before the completion of the Unwind Agreement, to which this Confidential Nondisclosure Agreement is a part, will be considered insider trading and deemed a violation of SEC Rule 10b5.

WHEREAS, the Parties obtained certain confidential and proprietary information regarding APPO’s and STR’s operations during the period from August 15, 2015 (the date of the Letter of Intent) through the Closing Date (the “Transaction”), and

NOW, THEREFORE, in consideration of the mutual cooperation and forbearance of disclosure of Confidential Information (as defined below), and of the other undertakings giving rise to such disclosure, the Parties hereby agree as follows:

1.

Recitals. The above recitals are true and correct and incorporated herein.

2.

Defined Terms.  The defined terms in the Unwind Agreement will have the same meaning in this Confidential Nondisclosure Agreement.

3.

Integration.  This NDA is an integral part of the Unwind Agreement entered into on the Closing Date by and among the Parties.

4.

Confidential Information.  The term “Confidential Information” as used herein shall include any and all written and verbal information provided by the Parties in connection with the Transaction and any and all information not generally known relating to the business of each party or any third Parties with whom they deal, or any material or information supplied by or on behalf of each party, that is disclosed to or known by the other(s) by reason of its dealings with such party as contemplated by this NDA.  Confidential Information includes information about the Parties and their subsidiaries and affiliates' products, processes and services including working models, samples, products research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, customer lists, customer prospects, software programs, software codes, specifications,

UNWIND-STR/APPO

documents, business policies, practices and methodologies, except Confidential Information shall not include any information which:

a.

is or becomes generally known to third Parties through no fault of the Parties;

b.

prior to the disclosure thereof by the disclosing party to the recipient, was in the recipient's possession or control or in the public domain;

c.

becomes known to the recipient by disclosure from a third party who has a lawful right to disclose the information;

d.

subsequent to the date hereof, shall have been made available to the general public or the disclosing party's competitors by the disclosing party or others having a legal right to do so without obligation to the disclosing party;

e.

was independently developed by the recipient without reference to or use of the Confidential Information; or

f.

is released by the recipient into the public domain in response to lawful legal process (such as the reporting requirements imposed on public companies by the SEC), provided the other party is notified and given a reasonable opportunity to respond prior to release.

5.

Acknowledgement.  The Parties acknowledge that Confidential Information is proprietary and valuable to both Parties and that any disclosure or unauthorized use thereof may cause irreparable harm and loss to either Party.  Nothing in this NDA shall be construed as conferring an express or implied license or an option of a license to the recipient of Confidential Information, whether under any patent, copyright, license right or trade secret owned or obtained by the disclosing party, relating to the Confidential Information or otherwise.

6.

Obligations of the Parties.

a.

All Confidential Information disclosed to or known by any party in connection with its dealings with the other shall remain the property of the disclosing party and shall be maintained in confidence by the recipient and not disclosed by the recipient to any third party, nor otherwise used by the recipient for any purpose inconsistent with the intentions of the Parties as stated herein, without the prior written consent of the disclosing party.  The recipient shall limit disclosure of the Confidential Information of the disclosing party to those of its employees and agents who require access to such information in order to assist the recipient to determine whether or not it would be interested in further business dealings with the disclosing party.  The recipient shall not use and shall not permit any others to use such information in violation of any laws, including securities laws and regulations, or in any other manner detrimental to the disclosing party, such as the development of any product or service for itself or any other person.  The recipient shall insure that its employees and agents understand and abide by the terms of this NDA.

b.

The Parties agree to treat Confidential Information on a confidential and restricted basis and to undertake the following additional obligation with respect thereto:

i.

not to duplicate, in whole or in part, any Confidential Information;

ii.

not to disclose Confidential Information to any entity, individual, corporation, partnership, sole proprietorship, customer or client without the prior express written consent of the other Party, except to those Parties listed below, who have acknowledged this NDA by their respective signatures; and

UNWIND-STR/APPO

iii.

to return all Confidential Information to the disclosing party upon request therefore and to destroy any additional notes or records made from such Confidential Information.

7.

Survival.  The restrictions and obligations of paragraph 3 of this NDA shall survive any expiration, termination or cancellation of this NDA and shall continue to bind the Parties, their successors and assigns.

8.

Remedies.  The Parties agree that the breach of the provisions of this NDA by the recipient of Confidential Information would cause irreparable damage to the disclosing party.  Consequently, each agrees that, in the event of any breach of any of the covenants set forth in this NDA, the disclosing party shall have the right to: (a) receive compensation for actual damages from the recipient for any losses incurred by reason of such breach, including all reasonable attorneys’ fees and costs of suit; and (b) apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of said covenants by the recipient and otherwise specifically to enforce the provisions of this Agreement.  The recipient hereby waives the claim or defense in any such action that the disclosing party has an adequate remedy at law or in damages, and such person shall not urge in any action or proceeding the claim or defense that such remedy at law or in damages exists, all without affecting the disclosing party’s right to also recover any damages it suffers.

[SIGNATURE PAGE TO FOLLOW]

UNWIND-STR/APPO

IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Confidential Nondisclosure Agreement on / as of the date first above written.

ALPHAPOINT TECHNOLOGY, INC. /s/ GARY MACLEOD
By:	Gary Macleod
Its:	Chief Executive Officer

Strategy to Revenue, Inc. /s/ DOMINIC JONES
By:	Dominic Jones
Its:	President and CEO

Strategy to Revenue, Ltd. /s/ RODNEY JONES
By:	Rodney Jones
Its:	Chairman

Former Strategy to Revenue, Ltd SHAREHOLDERS: /s/ RODNEY JONES
Signed by RODNEY JONES
/s/ MARTIN DEAN
Signed by MARTIN DEAN
/s/ MATTHEW DOWNES
Signed by MATTHEW DOWNES
/s/ MARK SAVINSON
Signed by MARK SAVINSON
/s/ PETER WESTON
Signed by PETER WESTON
/s/ ROBERT FOX
Signed by ROBERT FOX
/s/ DOMINIC JONES
Signed by DOMINIC JONES
/s/ SUSAN JONES
Signed by SUSAN JONES
/s/ FRED NELSON
Signed by FRED NELSON
/s/ JANE MANNING
Signed by JANE MANNING
/s/ PETER SMITH
Signed by PETER SMITH
/s/ PAUL FOOKS
Signed by PAUL FOOKS
/s/ PHILIP NUTT
Signed by PHILIP NUTT
/s/ KAI DEAN
Sig ned by KAI DEAN

UNWIND-STR/APPO

Schedule 4

MUTUAL RECISSION OF EMPLOYMENT AGREEMENTS

This Mutual Rescission of Employment Agreements (this “Contract”) is entered into by and among AlphaPoint Technology, Inc., a Delaware corporation (“APPO”), Strategy to Revenue, Inc., a Florida corporation (“STRUS”), and the following individuals: Gary Macleod, Geoffrey Bicknell, Matthew Downes, Dominic Jones, James Ninivaggi, Mark Savinson, Martin Dean, Robert Fox, Gerald Letendre (the “Employees”) (collectively, the “Parties”), on the other hand, this 25th day of May, 2016.

RECITALS

WHEREAS on or about September 23, 2015, the Parties executed Employment Agreements, as part of the Share Exchange Agreement (the “2015 SEA”) between APPO, STRUS, and Strategy to Revenue, Limited, a company incorporated and registered in England and Wales (“STR”)

WHEREAS APPO, STRUS, and STR have agreed to effectively cancel the 2015 SEA and entered into an Unwind Agreement dated May 31, 2016 (the “Closing Date”).

WHEREAS the Parties accordingly desire to cancel the Employment Agreements executed as part of the 2015 SEA, (the “Agreements”) and agree that all such Agreements as signed are now null and void.

NOW, THEREFORE, APPO, STRUS and the Parties agree as follows:

1.

Recitals.  The above recitals are true and correct and incorporated herein.

2.

Defined Terms.  The defined terms in the Unwind Agreement will have the same meaning in this Mutual Rescission of Employment Agreements (the “Contract”).

3.

Integration.  This Rescission Agreement is an integral part of the Unwind Agreement entered into on the Closing Date (see paragraph 5.2, below) by and among the Parties.

4.

Termination of Agreement.  The Agreements providing for the employment of the Parties by APPO, STR or STRUS are rescinded pursuant to this Contract.

5.

MUTUAL RESCISSION OF CONTRACT

5.1.

The Employees, APPO, STR or STRUS, as the original parties to the Employment Agreements, wish to rescind those Employment Agreements.  The consideration for the recession is as follows:

5.1.1.

the Employees who were former STR shareholders and or their assigns shall deliver to APPO their notarized instructions to Island Stock Transfer to CANCEL and return to APPO the APPO Shares issued to them in exchange for their STR shares constituting all of the APPO common stock owned by them and their assigns, along with guaranteed (or notarized if out of the country) stock powers, and in exchange therefore,

5.1.2.

APPO shall deliver to STR the original STR Stock Certificates, constituting all of the STR common stock pledged to APPO and its assigns, including the rights to any warrants, earn out shares or other form of equity.

5.2.

In consideration of the mutual covenants of the parties herein, the parties hereby rescind the Employment Agreements and agree that all such Agreements as signed are now null and void and, therefore, unenforceable.

UNWIND-STR/APPO

5.3.

This Rescission Agreement shall be binding upon the Parties, APPO, STR, STRUS, their successors, assigns, and personal representatives.  No Party shall have any future or past rights or duties under their respective Employment Agreement.

IN WITNESS WHEREOF, the Parties hereto have agreed to and executed this Mutual Rescission of Employment Agreements as of the date(s) written below.

ALPHAPOINT TECHNOLOGY, INC.
/s/ GARY MACLEOD
5/31/2016	By:	Gary Macleod
Date	Its:	Chief Executive Officer

STRATEGY TO REVENUE, INC.
/s/ DOMINIC JONES
	By:	Dominic Jones
Date	Its:	CEO

EMPLOYEES:
/s/ GARY MACLEOD
Date		Gary Macleod
/s/ GEOFFREY BICKNELL
Date		Geoffrey Bicknell
5/31/2016		/s/ MATTHEW DOWNES
Date		Matthew Downes
/s/ DOMINIC JONES
Date		Dominic Jones
/s/ JAMES NINIVAGGI
Date		James Ninivaggi
/s/ MARK SAVINSON
Date		Mark Savinson
/s/ MARTIN DEAN
Date		Martin Dean
/s/ ROBERT FOX
Date		Robert Fox
/s/ GERALD LETENDRE
Date		Gerald Letendre

UNWIND-STR/APPO